Exhibit 15.4

Consent of independent registered public accounting firm

We consent to the incorporation by reference in Registration Statement on Form F-3 (No. 333-251219) and Registration Statement on Form S-8 (No. 333-259927) of our reports dated March 3, 2023, relating to the financial statements of Orange S.A. and the effectiveness of Orange S.A.'s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte & Associés

Paris-La Défense, France

March 30, 2023